UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2017

BIONIK LABORATORIES CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth in Item 2.03 in this Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On March 28, 2016, Bionik Laboratories Corp. (the “Registrant”) borrowed an aggregate of $500,000 (the “Loan”) from existing lenders of the Registrant (the “Lenders”), which Lenders have previously loaned to the Registrant an aggregate principal amount of $1,500,000 between December 2016 and February 2017 evidenced by existing convertible promissory notes of the Registrant (the “Prior Notes”). The Loan will be evidenced by a convertible promissory note or notes in favor of the Lenders (collectively, the “Note”).

The Registrant intends to use the net proceeds from the Loan for the Registrant’s working capital and general corporate purposes.

The Note bears interest at a fixed rate of 12% per annum, payable at the earlier of November 15, 2017 and the consummation of a “qualified financing”, as defined in the Note.

In addition, the Prior Notes have been amended so that the interest rate has been increased to 12% per annum from 6% per annum as of April 1, 2017, and the maturity date of the Prior Notes has been extended to November 15, 2017, subject to the earlier consummation of a “qualified financing”, as defined in the Prior Notes.

The Lenders have agreed that in the event the Registrant borrows money from any third party on terms more favorable to the Registrant than the terms of the Prior Notes or the Note, the Prior Notes and the Note shall be deemed to have those terms.

The Note is convertible into equity of the Registrant upon the following events:

●
At the option of the holders of a majority of the outstanding principal of the Note and the Prior Notes, upon an equity or equity-linked round of financing of the Registrant that raises gross proceeds of $5,000,000 or more (less the principal amount of the Note and the Prior Notes), the outstanding principal, accrued interest and a 10% premium, shall be payable in cash or converted into such equity upon the price thereof in the qualified financing.

●
Upon an equity or equity-linked round of financing of the Registrant that raises gross proceeds of $3,500,000 or more and less than $5,000,000 (less the principal amount of the Note and the Prior Notes), the outstanding principal, accrued interest and a 10% premium, shall be converted into such equity upon the price thereof in the qualified financing.

●
At the option of the holders of a majority of the outstanding principal of the Note and the Prior Notes, upon a change of control event.

The Registrant agreed to grant to the Lenders a security interest on all of the Registrant’s assets in the event the Registrant does not consummate an equity or equity-linked round of financing that raises gross proceeds of $3,500,000 or more (less the principal amount of the Note and the Prior Notes) by November 15, 2017.

The Note contains customary events of default, which, if uncured, entitle each Lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note.

In addition, the Lenders shall be granted warrants (the “Warrants”) exercisable for three years to purchase a number of shares of common stock of the Registrant equal to 15% of the aggregate principal amount of the Loan and the Prior Notes, at an exercise price per share equal to the price per common share at the Registrant’s next equity or equity-linked financing.

The issuance of the Note and the Warrants will not be registered under the Securities Act. The Registrant relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2017

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer